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                                  Exhibit 10.21

                           AMENDMENT TO LOAN AGREEMENT

                  Agreement dated as of October 11, 1996 by and between Royal Canadian Foods Corp., a Delaware corporation, with offices at 1004 Second Avenue, New York, NY 10022 ("Borrower") and Century Funding, Inc., with offices at 524 Longacre Avenue, Woodmere, NY 11598 ("Lender").

                                    RECITALS

                  WHEREAS, Borrower owns and operates three restaurants operating under the name "Royal Canadian Pancake House Restaurant".

                  WHEREAS, pursuant to a Loan Agreement dated August 11, 1995, as amended August 30, 1996 (collectively referred to herein as the "Loan Agreement") by and between Borrower and Lender, Lender agreed to loan Borrower $300,000 to finance the opening of two new restaurants.

                  WHEREAS, Lender and Borrower now wish to amend certain terms of the Loan Agreement in the manner set forth below.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Loan. Paragraph 1 of the Loan Agreement shall be amended to read in its entirety as follows:

         Lender shall lend $300,000.00 to Borrower, which funds shall be used by Borrower in its operations.

2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ROYAL CANADIAN FOODS CORP.


By:_____________________________
       Sheldon Golumbia, President


CENTURY FUNDING, INC.


By:_____________________________
       Judah Wernick, President

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